UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2012

JBI, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1783 Allanport Road, Thorold Ontario		L0S 1K0
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(905) 384-4383

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.

On February 9, 2012, we received approval from the New York State Department of Environmental Conservation of an amendment to our air permit which allows us to operate Plastic2Oil® P2O processors at our Niagara Falls, NY facility at an increased rate of 4,000 lbs per hour. This rate is  two times the rate at which we were previously authorized to supply feedstock to the P2O processor. The approval of the increased rate of operation now permits us to amend our Part 360 Waste Permit to reflect the storage of similar plastic volumes and is a key component to our plans for long-term growth.

On February 13, 2012,  we issued a press release to announce that we will hold an investor update call on February 27, 2012.  A copy of the press release is attached as Exhibit 99.1 hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                Description
99.1                            Press Release dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

February 13, 2012	By:	/s/ John Bordynuik
Name: John Bordynuik
Title: Chief Executive Officer